Exhibit 99.1

[Logo of Foothill Independent Bancorp appears here]	Contact: G. Langley
(626) 963-8551

PRESS RELEASE - October 16, 2003

FOOTHILL INDEPENDENT BANCORP POSTS RECORD THIRD QUARTER PROFITS

NONPERFORMING ASSETS IMPROVE TO ONLY 0.14% OF TOTAL ASSETS

GLENDORA, CA – Foothill Independent Bancorp (Nasdaq: FOOT) today reported that continued focus on liability management, which led to increases in no-and low-cost core deposits, coupled with increases in interest income and continued improvement in loan quality, contributed to record profits in the third quarter and nine months ended September 30, 2003. Net income increased 13% in the third quarter of 2003 to $2.2 million, or $0.34 per diluted share, compared to $1.9 million, or $0.31 per share in the third quarter last year. For the nine-month period ended September 30, 2003, net income grew 6% to $6.0 million, or $0.96 per diluted share, from $5.8 million, or $0.90 per diluted share in the first nine months of 2002.

Annualized return on average equity (ROE) improved to 14.9% in the third quarter of 2003, from 14.0% in the third quarter last year. For the nine months ended September 30, 2003, ROE was off slightly to 14.2%, compared to 14.4% in the same period of 2002. Annualized return on average assets was 1.31% for the third quarter, and 1.29% for the first nine months of 2003, compared to 1.33% and 1.37%, respectively, in the corresponding period of 2002.

“We have always focused on building no- and low-cost deposits to fund our loans, and this strategy enabled us to attain record profits despite a difficult interest rate environment,” stated George Langley, President and CEO. “Our ability to consistently attract and retain lower-cost funds should help us quickly ramp up our margin once rates start to rise.” Net interest margin was 5.40% in the third quarter of 2003, down from 5.66% for the same quarter of 2002, and was 5.29% in the nine months ended September 30, 2003, compared to 5.77% for the first nine months of last year.

Total deposits were $610 million at the end of the third quarter of 2003, up 14% from $534 million a year ago. Core deposits, defined as low- and no-cost deposits, increased 19% to $532 million, representing 87% of total deposits at September 30, 2003 compared to $447 million, or 84% of deposits at September 30, 2002. Time deposits decreased by 10% to $78 million, from $86 million a year ago.

Credit quality has improved from already strong levels. Non-performing assets (NPAs) decreased to $1.0 million, or 0.14% of total assets, at September 30, 2003, compared to $2.7 million, or 0.46% of assets at September 30, 2002. At year-end 2002, NPAs were $2.9 million, or 0.49% of total assets. The reserve for loan losses increased to $4.8 million at the end of the third quarter, representing 1.07% of gross loans and far exceeding NPAs. Net charge-offs totaled $48,000 and $41,000, respectively, for the quarter and nine months ended September 30, 2003 compared to $33,000 and $53,000, respectively, for the same respective periods ended September 30, 2002.

“In August, Foothill Independent Bank was named a ‘Preferred Lender’ by the Small Business Administration,” Langley said. “This program recognizes our ability to meet the financing needs of Southern California’s small business owners, and should help us continue to conservatively grow our loan portfolio.” Total assets increased 15% to $683 million at September 30, 2003, from $594 million at September 30, 2002, with total loans growing 3% to $452 million, from $438 million at September 30, 2002.

“While the loan portfolio growth seems less robust than we are accustomed to, our lending activity has remained strong with the local economy,” Langley said. “The low interest rates have triggered some loan prepayments, slowing growth in the portfolio but boosting interest income in the form of prepayment fees.”

In the third quarter 2003, interest income rose 7% to $9.3 million, compared to $8.7 million for the same quarter a year ago. Core deposit growth and declining interest rates helped drive down interest expense, which decreased 16% to $1.0 million in the third quarter of 2003, from $1.2 in the third quarter last year. As a result, net interest income grew 10% to $8.3 million in the third quarter of the current year, compared to $7.4 million in the same quarter a year ago. Other operating income showed slight increases in each of its components, growing 13% to $1.4 million in the third quarter of 2003 from $1.3 million in the same quarter last year. Other operating expense grew 9% to $6.1 million in the quarter ended September 30, 2003 from $5.6 million in the third quarter of 2002.

In the nine months ended September 30, 2003, net interest income grew 4% to $23.2 million, compared to $22.4 million in the first nine months of 2002. Other operating income declined slightly to $4.2 million in the period, compared to $4.3 million last year, due to a decrease in fees on deposits. Other operating expenses increased by 2% to $17.4 million in the nine months ended September 30, 2003, from $17.1 million in the same period the previous year.

“Our efficiency ratio showed real progress on a quarter-over-quarter basis, improving by 239 basis points to 62.1% in the third quarter,” Langley said. “In the first nine months of the current year the efficiency ratio remained relatively flat at 64.3%. We will continue to monitor our operating expenses carefully and will strive to drive that number down even further.”

Shareholders’ equity was $60 million at September 30, 2003, compared to $56 million a year earlier and book value increased to $9.84 per share at September 30, 2003, from $9.33 per share at September 30, 2002. Capital ratios continue to be above the “Well-Capitalized” guidelines established by U.S. Bank Regulatory Agencies. The Tier 1 Leverage Ratio was 10.02% and the Total Risk-based Capital Ratio was 14.19% at September 30 2003.

About Foothill Independent Bancorp

Foothill Independent Bancorp is a one-bank holding company that owns and operates Foothill Independent Bank. This wholly owned bank subsidiary currently operates 12 commercial banking offices in Los Angeles, San Bernardino and Riverside Counties. Foothill Independent Bank has consistently earned the highest ratings for safety and soundness from such bank rating firms as Findley Reports, Bauer Financial Services, and Veribanc.

Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words “believe,” “expect,” “anticipate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward Looking Information and Uncertainties Regarding Future Financial Performance” in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Dollars in thousands, except per share data

	Three Months ended September 30,		Percent Change	Nine Months ended September 30,		Percent Change
	2003	2002		2003	2002
Interest Income
Interest on loans & leases	$8,233	$7,922	3.9%	$23,797	$23,471
Interest on securities	970	615	57.7%	2,318	2,244
Interest on federal funds sold	81	148		272	306
Interest other	33	47		95	147

Total Interest Income	9,317	8,732	6.70%	26,482	26,168	1.20%
Interest Expense
Deposits	949	1,244		3,005	3,857
FHLB advances and other	94	—		280	25
Total Interest Expense	1,043	1,244	(16.16)%	3,285	3,882	(15.38)%
Net interest income	8,274	7,488	10.50%	23,197	22,286	4.09%
Provision of loan losses	200	110	81.82%	300	360	(16.67)%

Net interest income after provision of loan losses	8,074	7,378	9.43%	22,897	21,926	4.4%
Other Operating Income
Fees on deposits	1,218	1,178		3,732	3,868
Gain on sales of SBA loans	2	1		3	2
Other	196	76		464	389

Total Other Operating Income	1,416	1,255	12.83%	4,199	4,259	(1.41)%
Other Operating Expense
Salaries and employee benefits	3,090	2,899		8,819	8,551
Occupancy and equipment	1,044	1,019		3,045	3,065
Other	1,943	1,675		5,549	5,452

Total Other Operating Expenses	6,077	5,593	8.65%	17,413	17,068	2.02%
Income before taxes	3,413	3,040		9,683	9,117
Income taxes	1,215	1,100		3,482	3,302

NET INCOME	$2,198	$1,940	13.30%	$6,201	$5,815	6.64%

Earnings per common share – Basic	$0.36	$0.33	8.45%	$1.03	$0.97	6.26%

Earnings per common share – Diluted	$0.34	$0.31	8.35%	$0.96	$0.90	6.43%

Weighted Average Shares Outstanding
Basic	6,104,743	6,024,916		6,042,059	6,020,364

Diluted	6,530,185	6,452,829		6,461,213	6,448,801

*	Per share date for the quarter and nine months ended September 30, 2002 has been retroactively adjusted for a stock dividend declared subsequent to September 30, 2002.

FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

BALANCE SHEETS

(unaudited)

(Dollars in thousands, except share data)

	September 30,		Percentage Change
	2003	2002
ASSETS:
Noninterest earning demand deposits and cash on hand	$37,314	$31,239
Federal funds sold and overnight repurchase agreements	17,500	39,500
Interest-earning deposits	9,108	9,009

Total Cash and Cash Equivalents	63,922	79,748	(20)%
Securities available for sale	139,011	52,406
Securities held to maturity	9,480	9,455

Total Securities	148,491	61,861	140%
Loans and leases receivable	452,212	438,031	3%
Reserve For loan losses	(4,817)	(4,513)

Loans & Leases Receivable, Net	447,395	433,518	3%
Accrued interest receivable	2,574	2,373
Other real estate owned	—	387
Premises and equipment	5,019	5,679
Federal Home Loan Bank (FHLB) stock, at cost	370	353
Federal Reserve Bank (FRB) stock, at cost	229	229
Other assets	15,164	9,785

TOTAL ASSETS	$683,164	$593,933	15%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest bearing demand deposits	$223,655	$198,755
Savings & NOW deposits	151,367	133,699
Money market deposits	156,984	114,651
Time deposits	77,987	86,447

Total Deposits	609,993	533,552	14%
Accrued employee benefits	2,957	2,676
Accrued interest and other liabilities	1,912	1,509
Other debt	8,000	—

Total Liabilities	622,862	537,737	16%
STOCKHOLDERS’ EQUITY:
Common stock $0.001 par value-authorized: 25,000,000 shares; issued and outstanding: 6,130,769 and 6,025,558 shares, respectively	6	6
Additional paid-in capital	54,317	43,050
Retained earnings	5,499	12,924
Accumulated other comprehensive income net of taxes	480	216

Total Stockholders’ Equity	60,302	56,196	7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$683,164	$593,933	15%

FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

CONSOLIDATED FINANCIAL RATIOS

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002		2003	2002
Return on Average Assets*	1.31%	1.33	%*	1.29%	1.37%
Return on Average Equity*	14.86%	13.96	%*	14.17%	14.36%
Efficiency Ratio*	62.09%	64.48%		64.33%	64.28%
Annualized Operating Expense/Average Assets*	3.62%	3.85	%*	3.63%	4.02%
Net Interest Margin	5.40%	5.66	%*	5.29%	5.77%
Tier 1 Capital Ratio*	10.02%	9.57%		10.02%	9.57%
Risk Adjusted Capital Ratio*	14.19%	12.60%		14.19%	12.60%

*	These ratios have been annualized.

OTHER CONSOLIDATED FINANCIAL DATA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Dollars in thousands, except per share amounts)
Net Loans and Leases	$447,395	$433,518	$447,395	$433,518
Non-Performing/Non-Accrual Loans*
Amounts	$980	$2,350	$980	$2,350
As a Percentage of Gross Loans	0.22%	0.54%	0.22%	0.54%
Real Estate Owned—Loans	$—	$387	$—	$387
Total Non-Performing Assets
Amounts	$980	$2,737	$980	$2,737
Percentage of Total Assets	0.14%	0.46%	0.14%	0.46%
Loan Loss Reserves
Amounts	$4,817	$4,513	$4,817	$4,513
As a Percentage of Gross Loans	1.07%	1.03%	1.07%	1.03%
Loan Loss Provision	$200	$110	$300	$360
Net Charge-Offs (Recoveries)	$48	$33	$41	$53

*	Non-Accrual loans are loans as to which there have been no payments of principal or interest for more than 90 days.

	At September 30,
	2003	2002
Book Value Per Share	$9.84	$9.33	**

**	Adjusted for a stock dividend declared subsequent to September 30, 2002.

FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEET

(unaudited)

(Dollars in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
ASSETS
Earning assets:
Interest-earning deposits	$8,937	$7,849	$7,818	$7,237
Federal funds sold and overnight repurchase agreements	34,128	50,684	33,564	37,813
Investment securities	121,960	46,609	98,025	57,129
Loans and leasses (net of unearned income)	453,851	431,522	451,523	418,608

Total earning assets	618,876	536,664	590,930	520,787
Loan loss reserve	(4,711)	(4,448)	(4,652)	(4,331)
Non-earning assets	57,776	49,389	53,724	49,392

TOTAL ASSETS	$671,941	$581,605	$640,002	$565,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
Savings and interst bearing transaction accounts	$302,223	$246,540	$280,767	$238,351
Certificates of deposit, $100,000 or more	30,637	33,881	31,972	34,680
Other time deposits	48,422	52,764	49,415	55,003

Total interest-bearing deposits	381,282	333,185	362,154	328,034
Other interest-bearing liabilities	8,000	0	8,000	0

Total interest bearing liabilities	389,282	333,185	370,154	328,034
Non-interest liabilities:
Demand deposits	218,930	188,070	207,040	177,727
Other non-interest liabilities	4,551	4,787	4,458	6,087

Total liabilities	612,763	526,042	581,652	511,848
Stockholders’ equity	59,178	55,563	58,350	54,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$671,941	$581,605	$640,002	$565,848